                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Commission file number: 001-07763


                              Met-Pro Corporation
             (Exact name of registrant as specified in its charter)



                Delaware                                 23-1683282
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


160 Cassell Road, Harleysville, Pennsylvania          19438
(Address of principal executive offices)              (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. |X|                                   box. | |
     ---                                        ---

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

     Common Stock, $0.10 Par Value              New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.   Description Of Registrant's Securities
          to be Registered


          Common Stock $0.10 Par Value



The capital stock of Met-Pro Corporation, a Delaware corporation (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $0.10 per share. Holders of Common Stock are entitled to one vote per share at all meetings of shareholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability for further calls or assessments by the Registrant.

Certain provisions of the Company's Restated Certificate of Incorporation and By-Laws, as amended, were designed to make the Company a less attractive target for acquisition by an outsider who does not have the support of the Company's Directors. These provisions: (1) provide that the shareholders may amend the Company's By-Laws only by the affirmative vote of 80% or more of the shares entitled to vote; (2) provide for a classified Board of Directors consisting of three classes; (3) provide that Directors may only be removed by the affirmative vote of 80% or more of the shares entitled to vote; (4) provide that certain business transactions require the affirmative vote of the holders of at least 80% of the shares entitled to vote; (5) limit the number of Directors to between three and seven persons, and require an amendment of the By-Laws in order to change this limitation; and (6) provide that at least 80% of the shares entitled to vote must approve certain amendments to the Restated Certificate of Incorporation. While the foregoing provisions will not necessarily prevent take-over attempts, they may discourage an attempt to obtain control of the Company in a transaction not approved by the Company's Board of Directors by making it more difficult for a third party to obtain control in a short time and impose its will on the remaining shareholders of the Company.

Item 2.   Exhibits

Exhibit No.                Description

   (1.0)     Restated Certificate of Incorporation (filed herewith).

   (2.0) By-Laws, as amended through February 7, 1968 (incorporated by reference to the Company's Registration Statement No. 2-26979, effective October 15, 1968).

   (2.1)     Amendments to By-Laws adopted June 3, 1987 (filed herewith).

   (2.2)     Amendments to By-Laws adopted July 18, 1978 (filed herewith).

   (2.3)     Amendments to By-Laws adopted June 15, 1977 (filed herewith).



                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    MET-PRO CORPORATION


                                                By: /s/ William L. Kacin
                                                ------------------------------
                                                President and Chief Executive
                                                Officer

Dated: June 12, 1998

Exhibit 1.0

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MET-PRO CORPORATION
                             (Deleware ID# 0639219)

     This Restated Certificate of Incorporation of Met-Pro Corporation, which was originally incorporated under Delaware law on March 30, 1966 under the name Met-Pro Water Treatment Corp., was adopted by the Board of Directors under
Section 245 of the General Corporation Law of the State of Delaware without a vote of the stockholders, only restates and integrates and does not further amend the provisions of the Certification of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate. The Restated Certificate of Incorporation is as follows:

     FIRST. The name of the corporation is MET-PRO CORPORATION.

     SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     To design, manufacture, buy and sell and generally deal in equipment, machinery, systems and devices for purifying and filtering water for home consumption and for industrial and commercial use and for use of municipalities, including the water to be used therein and to manufacture, buy and sell and generally deal in equipment, machinery, systems and devices for purifying and filtering liquids other than water and gases (including air) of all kinds.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow or raise monies for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Eighteen Million (18,000,000), each share to be designated Common Stock and to have a par value of Ten Cents ($.10), amounting to aggregate capital of One Million Eight Hundred Thousand Dollars ($1,800,000).

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The names and places of residence of the incorporators are as follows:

                  NAMES                     RESIDENCES
                  S. H. Livesay             Wilmington, Delaware
                  F. J. Obara, Jr.          Wilmington, Delaware
                  A. D. Grier               Wilmington, Delaware

     SEVENTH. The corporation is to have perpetual existence.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, but shall not be less than three (3). Election of directors need not be by ballot unless the by-laws so provide.

     (2) Vacancies among the directors and newly created directorships resulting from an increase in the number of directors shall be filled in the manner provided in the by-laws.

     (3) The board of directors shall have power:

          (a) Without the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the by-laws of this corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the corporation; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporations (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

          (c) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts as may be exercised or done by the corporation: subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate and to any by-laws from time to time by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock, and/or other securities of, any other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH. In the absence of fraud, no contract or other transaction between this corporation and any other person, firm, or corporation or any partnership or association shall be effected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such person, firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer or creditor of such other corporation (or solely by reason of the fact that he is a director of such other corporation or partner in such firm where such dealing, contract or arrangement is made by officers or employees of the corporation in the ordinary performance of their duties and without the actual participation of such director) shall not be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such contract or transaction be void or voidable, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

     Apart from and in addition to the other provisions of this Article, no contract or other transaction between the corporation and any other corporation or firm which provides for the purchase or sale of securities by such corporation or firms upon terms not less favorable to the corporation than offered by such other corporation or firm to others, shall in any case be void or voidable because of the fact that directors of the corporation are directors of such other corporation or partners in such firm, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such director be liable to account in respect thereof.

     No contract or other transaction between the corporation and any other corporation, at least a majority of the stock of which having voting powers owned or controlled by the corporation or which owns or controls at least a majority of the stock having voting power of the corporation, shall in any case be void or voidable because of the fact that directors of the corporation are directors of such other corporation, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

     Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the corporation having voting power which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for the purpose, among others, or considering the approval or ratification of the acts of officers and/or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the corporation.

     ELEVENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TWELFTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or agreement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     THIRTEENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept

(subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FIFTEENTH. Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the number assigned to each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a majority of the directors in office immediately prior to such increase. Vacancies in any class of directors shall be filled by the majority of the remaining directors in office. At the 1979 Annual Meeting of Stockholders, one class shall be elected to a term of three years, another class to a term of two years, and a third class to a term of one year; and at each subsequent annual meeting, the successors to directors whose term shall expire that year shall be elected to a term of three years.

     SIXTEENTH. Except as set forth below, the affirmative vote of the holders of not less than 80% of the outstanding shares of the corporation entitled to vote at an election of directors shall be required to authorize any of the following items of business:

          (a) any merger or consolidation of the corporation into or with any other corporation;

          (b)  any  sale,  lease,  exchange,  or  other  disposition  of  all or
     substantially   all  of  the  assets  of  the   corporation  to  any  other
     corporation, person or entity;

          (c) any purchase, lease or other acquisition by the corporation or any of its subsidiaries of any assets or securities of any other corporation, person or entity in exchange for securities of the corporation or any of its subsidiaries; or

          (d) any amendment of the Certificate of Incorporation which changes the percentage of votes of stockholders required for the transaction of any business or of any specified item of business, including, without limitation, amendments to the Certificate of Incorporation, unless such item of business has been authorized by a majority of the entire Board of Directors of the corporation, in which event the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote at an election of directors shall be required to authorize any of the transactions set forth in clauses (a), (b) or (d) hereof and no such approval of stockholders shall be required to authorize any of the transactions set forth in clause (c) hereof.

     SEVENTEENTH. The following provision is inserted for the regulation and conduct of the affairs of the corporation and it is intended that it be in furtherance of and not in limitation or exclusion of the powers conferred by law:

     The stockholders of the corporation shall have the authority to make, alter, amend or repeal the By-laws of the corporation only upon the affirmative vote of the holders of not less than 80% of the outstanding shares of the corporation entitled to vote.

     WE, THE UNDERSIGNED, being thereunto duly authorized pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby affirming under penalties of perjury that this instrument is the act and deed of Met-Pro Corporation and that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 11th day of June, A.D. 1998.

            Signature

       MET-PRO CORPORATION



     BY: /s/ William L. Kacin
     ---------------------------
     President

Exhibit 2.1


                               MET-PRO CORPORATION

                   AMENDMENTS TO BY-LAWS ADOPTED JUNE 3, 1987

     1. Resolved: That Section 2(c) of Article III of the By-Laws of this Corporation be and it hereby is amended by deleting Section 2(c) in its entirety and substituting the following therefor:

          "(c) The entire Board of Directors or any individual Director may be removed from office without assigning any cause by the vote of the holders of 80% of the outstanding shares entitled to vote at a meeting called for that purpose or for the purpose of electing Directors. In case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting."

     2. Resolved: That Article VIII of the By-Laws of this Corporation be and it hereby is amended by adding thereto the following Section 2:

          "Section 2. The shareholders of this Corporation shall have the authority to make, alter, amend or repeal the By-Laws only upon the affirmative vote of the holders of not less than 80% of the outstanding shares of the Corporation entitled to vote at the meeting at which such matter is considered."

     3. Resolved: That the By-Laws of this Corporation be and they hereby are amended by adding thereto the following Article IX:

                                  "ARTICLE IX"

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

               "(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that suchamendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or in part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

Exhibit 2.2

                               MET-PRO CORPORATION

                   AMENDMENT TO BY-LAWS ADOPTED JULY 18, 1978


RESOLVED: That Section 5 of Article VI of the By-Laws of this Corporation be and it hereby is amended by deleting the present Section 5 in its entirety and substituting the following therefor:


                              "FIXING RECORD DATE"

     "Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting."

Exhibit 2.3

                               MET-PRO CORPORATION

                 AMENDMENTS TO THE BY-LAWS ADOPTED JUNE 15, 1977

ARTICLE II

          Section 1. Amend first sentence to read:

          "All meetings of the stockholders for the election of Directors shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors."

          Section 2. Amend to read:

          "Annual meetings of stockholders shall be held at 11:30 a.m. on the fourth Wednesday in May or such other date not more than 30 days thereafter as shall be fixed by the Board of Directors from year to year, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting."


ARTICLE III

          Section 1. The first sentence shall be deleted and the following two sentences shall be substituted therefor:

          "The number of Directors which shall constitute the whole Board shall be not less than three nor more than seven. The number of Directors constituting the first Board of Directors shall be three. Thereafter, the number of Directors shall be fixed within the above limitations by vote of the stockholders at an annual meeting thereof or by resolution adopted by the Board of Directors."
























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